Exhibit 24.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS




  We consent to the incorporation by reference in this registration statement on Form S-3 and S-8 of our report, which includes explanatory paragraphs regarding (i) our responsibility related to the Company's consolidated balance sheet as of December 31, 1993 and the related consolidated statements of income, changes in stockholders' equity and cash flow for each of the two years in the period ended December 31, 1993; (ii) the Company's change in its method of accounting for certain investments in debt and equity securities and accounting for postretirement benefits other than pensions in 1993; and (iii) the Company's change in its method of accounting for income taxes in 1992; dated January 20, 1995, on our audit of the consolidated financial statements of Vermont Financial Services Corp. We also consent to the reference to our firm under the caption "Experts".




                                     COOPERS & LYBRAND L.L.P.


  Springfield, Massachusetts
  March 22, 1995